Exhibit 99.1

NEWS from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
April 12, 2006	Bob G. Scott, COO
(817)877-2660

SUMMIT BANCSHARES REPORTS
FIRST QUARTER 2006 EARNINGS

Fort Worth, Texas – Summit Bancshares, Inc. (NASDAQ:SBIT), the bank holding company for Summit Bank, N.A., today reported net income for the first quarter of 2006 of $2,426,000, or $0.19 per diluted common share, compared to $3,013,000, or $.24 per diluted common share, for the comparable 2005 period, a 20.8% decrease in per share earnings.

Philip E. Norwood, Chairman, President and Chief Executive Officer stated “The fundamentals of the Company remain strong with double digit growth for both loans and deposits and an 18% increase in net interest income in the quarter compared to the first quarter of the prior year.”

He further stated, “However, as anticipated and discussed in the SEC 8K filing on February 13, 2006, an increased provision for loan losses was required to provide a reserve for loan losses that, in management’s opinion based on information currently available to us, is adequate to cover the exposure to potential loan losses that might occur when considering the current level of non-performing loans.”

The provision for loan losses was $2,000,000 for the first quarter of 2006 while the provision for loan losses was $225,000 for the same quarter of 2005.  As noted above, this is an extraordinary provision for loan losses compared to our provisions for the last several quarters.  For the first quarter of 2006, the Company experienced net charged off loans of $116,000, which represented net charge offs to average loans for the quarter of 0.06%, annualized.  As of March 31, 2006, the allowance for loan losses as a percentage of total loans was 1.62% and also represented 117% of non-performing loans.  As of March 31, 2006, non-performing assets were $11.6 million, or 1.43% of total outstanding loans and foreclosed assets, an increase of $8.6 million from the balance at December 31, 2005.  The increase reflects the addition in the quarter of the credits totaling $9.3 million, involving two different borrowers, and a decrease of $0.7 million in the quarter of non-performing loans and foreclosed assets that were reported as of December 31, 2005.

Net interest income (tax equivalent) of $12.1 million for the first quarter of 2006 improved $1.8 million, or 17.9%, over the first quarter of 2005.  Because the Company believes that it is somewhat more sensitive to market interest rate changes than other community banks due to its heavier commercial lending focus, net interest margin increased to 4.68% for the first quarter of 2006 compared to 4.47% for the first quarter of the prior year reflecting the recent increases in market interest rates and the increase in earning assets.

Non-interest income for the first quarter of 2006 was $1,873,000, a $7,000 decrease over the first quarter of 2005.  The decrease reflected declines in: a) service charges on deposit accounts of $61,000, partly due to higher interest earning credits paid on commercial deposit accounts that are under account analysis for charges and, b) an increase in other fees of $54,000 which includes higher insurance commissions and investment fees which more than exceeds an extraordinary income payment of $134,000 included in the first quarter of last year.

Non-interest expenses of $8,136,000 for the first quarter of 2006 increased $884,000 compared to the first quarter of last year.  This increase includes the impacts of: a) staff additions to support the Company’s continued growth and increased cost of employee benefits; b) a full quarter’s expense of Summit Financial Partners, which was acquired in late March 2005; and c) loss of tenants’ rents at a bank facility along with generally higher occupancy expenses due to rent escalations and higher utility expense.  Also included in the increase in 2006 expense was a $44,000 expense for stock options that was first recorded in this quarter as required by new accounting rules.  These increases are net of the decrease in expenses for compliance with SOX 404 incurred in the first quarter of last year.

The Company’s loans were $809 million at March 31, 2006, an increase of 12.8% over March 31, 2005.  Deposits increased 11.6% to $890 million at March 31, 2006.  At March 31, 2006, shareholders’ equity was $82 million or a book value of $6.60 per share.

Return on average assets and return on average shareholders’ equity were .88% and 11.91%, respectively, for the quarter ended March 31, 2006 compared to 1.23% and 16.16%, respectively, for the same quarter in 2005.

Summit files annual, quarterly and special reports, proxy statements and other information with the SEC.  Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The reports, statements, and other information filed by Summit with the SEC are also available free at the SEC’s web site at http://www.sec.gov.  You can also obtain a free copy of these reports, statements and other information from Summit’s web site at http://www.summitbank.net.

The Company will host a conference call at 10:30 a.m. (CT) on Thursday, April 13, 2006 to discuss the Company’s performance for the quarter ended March 31, 2006.  To participate, please call (800) 310-1961 and enter confirmation code 8542806.  If you are unable to participate an audio playback of the call will be available starting Thursday, April 13, 2006 at 3:00 p.m. (CT) through midnight, Thursday, April 27, 2006 (CT) by calling 888-203-1112 and entering confirmation code 8542806.

The 2006 Annual Meeting of Shareholders will be held on April 18, 2006 at 4:00 p.m. (CT) at Summit Bancshares, Inc. Corporate Headquarters, 3880 Hulen Street, Suite 300, Fort Worth, Texas.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contain in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and the other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Summit Bancshares, Inc. · 3880 Hulen, Ste. 300 · Fort Worth, Texas 76107
Telephone (817) 336-6817 · FAX (817) 877-2672 · Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended March 31,
			% Change
EARNINGS SUMMARY	2006	2005

Interest income	$17,566	$13,373	31.4%
Interest expense	5,516	3,140	75.7%

Net interest income	12,050	10,233	17.8%
Provision for loan losses	2,000	225	788.9%
Service charges on deposits	921	982	-6.2%
Gain on sale of investment securities	—	—	—
Other income	952	898	6.0%
Salaries and benefits expense	4,893	4,269	14.6%
Occupancy and equipment expense	1,430	1,202	19.0%
Other expense	1,813	1,781	1.8%

Earnings before income taxes	3,787	4,636	-18.3%
Provision for income taxes	1,361	1,623	-16.1%

Net earnings	$2,426	$3,013	-19.5%

Basic earnings per share	$0.19	$0.24	-20.8%

Basic weighted average shares outstanding	12,455	12,377
Diluted earnings per share	$0.19	$0.24	-20.8%

Diluted weighted average shares outstanding	12,739	12,718

	Average for Quarter Ended

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
BALANCE SHEET SUMMARY

Total loans	$793,536	$753,311	$735,109	$723,535	$706,902
Total investment securities	253,197	252,508	226,441	216,825	220,161
Earning assets	1,048,192	1,017,095	974,844	945,251	932,258
Total assets	1,116,659	1,082,477	1,038,628	1,007,680	993,154
Noninterest bearing deposits	251,034	259,062	242,849	239,127	225,519
Interest bearing deposits	608,619	608,863	590,390	558,905	559,853
Total deposits	859,653	867,925	833,239	798,032	785,372
Other borrowings	169,405	128,368	121,435	128,684	128,174
Shareholders’ equity	82,609	80,684	79,053	76,575	75,602

	Average for Three Months Ended March 31,

			% Change
BALANCE SHEET SUMMARY	2006	2005

Total loans	$793,536	$706,902	12.3%
Total investment securities	253,197	220,161	15.0%
Earning assets	1,048,192	932,258	12.4%
Total assets	1,116,659	993,154	12.4%
Noninterest bearing deposits	251,034	225,519	11.3%
Interest bearing deposits	608,619	559,853	8.7%
Total deposits	859,653	785,372	9.5%
Other borrowings	169,405	128,174	32.2%
Shareholders’ equity	82,609	75,602	9.3%

	Ending Balance

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
BALANCE SHEET SUMMARY

Total loans	$808,606	$774,886	$754,153	$721,161	$716,714
Total investment securities	247,882	256,842	236,544	214,750	214,222
Total earning assets	1,058,892	1,032,620	1,006,368	945,661	939,934
Allowance for loan losses	(13,092)	(11,208)	(11,131)	(10,798)	(10,519)
Premises and equipment	16,855	16,515	15,620	15,563	15,462
Total assets	1,121,269	1,099,735	1,074,261	1,008,475	999,914
Noninterest bearing deposits	262,087	263,027	258,644	241,643	232,556
Interest bearing deposits	627,810	615,749	607,384	562,846	565,002
Total deposits	889,897	878,776	866,028	804,489	797,558
Other borrowings	144,527	134,231	123,892	122,203	124,007
Total liabilities	1,038,928	1,018,402	994,534	930,891	925,477
Shareholders’ equity	82,341	81,333	79,727	77,584	74,437

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
NONPERFORMING ASSETS

Nonaccrual loans	$11,164	$3,000	$4,989	$3,372	$3,294
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	387	—	—	—	—

Total nonperforming assets	$11,551	$3,000	$4,989	$3,372	$3,294

Total nonperforming assets as a percentage of loans and foreclosed assets	1.43%	0.39%	0.66%	0.47%	0.46%

Accruing loans past due 90 days or more	$—	$—	$2,178	$36	$—

	Quarter Ended

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
ALLOWANCE FOR LOAN LOSSES

Balance at beginning of period	$11,208	$11,131	$10,798	$10,519	$10,187
Loans charged off	(257)	(286)	(25)	(147)	(84)
Loan recoveries	141	23	43	201	191

Net (charge-offs) recoveries	(116)	(263)	18	54	107
Provision for loan losses	2,000	340	315	225	225

Balance at end of period	$13,092	$11,208	$11,131	$10,798	$10,519

Allowance for loan losses as a percentage of total loans	1.62%	1.45%	1.48%	1.50%	1.47%

Allowance for loan losses as a percentage of nonperforming loans	117.27%	373.66%	223.11%	320.23%	319.34%

Net charge-offs (recoveries) as a percentage of average loans	0.01%	0.03%	0.00%	-0.01%	-0.02%

Provision for loan losses as a percentage of average loans	0.25%	0.05%	0.04%	0.03%	0.03%

	Quarter Ended

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
SELECTED RATIOS

Return on average assets (annualized)	0.88%	1.29%	1.32%	1.27%	1.23%

Return on average equity (annualized)	11.91%	17.29%	17.34%	16.71%	16.16%

Average shareholders’ equity to average assets	7.40%	7.45%	7.61%	7.60%	7.63%

Yield on earning assets	6.82%	6.55%	6.32%	6.12%	5.83%

Cost of interest bearing funds	2.88%	2.53%	2.38%	2.13%	1.85%

Net interest margin (tax equivalent)	4.68%	4.71%	4.58%	4.57%	4.47%

Efficiency ratio	58.20%	58.70%	56.84%	59.07%	59.69%

End of period book value per common share	$6.60	$6.54	$6.41	$6.25	$6.01

End of period common shares outstanding	12,484	12,444	12,429	12,421	12,390

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	March 31, 2006			March 31, 2005

	Average Balance			Average Balance
YIELD ANALYSIS		Interest	Yield		Interest	Yield

Interest Earning Assets:
Federal funds sold & interest bearing deposits	$1,459	$16	4.45%	$5,195	$31	2.40%
Investment securities (taxable)	241,226	2,398	3.98%	212,152	1,926	3.63%
Investment securities (tax-exempt)	11,971	160	5.35%	8,009	106	5.30%
Loans	793,536	15,048	7.69%	706,902	11,346	6.51%

Total Interest Earning Assets	1,048,192	17,622	6.82%	932,258	13,409	5.83%
Noninterest Earning Assets:
Cash and due from banks	33,404			30,059
Other assets	46,804			41,164
Allowance for loan losses	(11,741)			(10,327)

Total Noninterest Earning Assets	68,467			60,896

Total Assets	$1,116,659			$993,154

Interest Bearing Liabilities:
Transaction and money market accounts	$259,589	1,187	1.85%	$235,691	717	1.23%
Savings deposits	148,493	820	2.24%	168,346	636	1.53%
Certificates and other time deposits	200,537	1,731	3.50%	155,816	979	2.55%
Other borrowings	169,405	1,778	4.26%	128,174	808	2.56%

Total Interest Bearing Liabilities	778,024	5,516	2.88%	688,027	3,140	1.85%
Noninterest Bearing Liabilities:
Demand deposits	251,034			225,519
Other liabilities	4,992			4,006
Shareholders’ equity	82,609			75,602

Total Noninterest Bearing Liabilities	338,635			305,127

Total Liabilities and Shareholders’ Equity	$1,116,659			$993,154

Net Interest Income and Margin (tax equivalent)		$12,106	4.68%		$10,269	4.47%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	March 31, 2006		March 31, 2005
LOAN PORTFOLIO		%		%

Commercial and industrial	$283,536	35.1%	$266,782	37.3%
Real estate:
Commercial	268,365	33.2%	228,701	31.9%
Residential	93,879	11.6%	85,293	11.9%
Construction and development	125,926	15.6%	94,940	13.2%
Consumer	36,900	4.5%	40,998	5.7%

Total loans (gross)	808,606	100.0%	716,714	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	$808,606	100.0%	716,714	100.0%

	March 31, 2006	March 31, 2005
REGULATORY CAPITAL DATA

Tier 1 Capital	$87,068	$77,487
Tier 1 Ratio	10.71%	10.10%
Total Capital (Tier 1 + Tier 2)	$97,263	$87,093
Total Capital Ratio	11.97%	11.35%
Total Risk-Adjusted Assets	$812,665	$767,540
Tier 1 Leverage Ratio	7.88%	7.80%

	March 31, 2006	March 31, 2005
OTHER DATA

Full Time Equivalent Employees (FTE’s)	262	261
Stock Price Range (For the Quarter Ended):
High	$20.00	$20.50
Low	$17.96	$16.40
Close	$19.27	$17.05